                                                                   EXHIBIT 10.4a


                                 AMENDMENT NO. 7
                                     TO THE
                           1999 CONTRACT FOR SERVICES
                                     BETWEEN
                THE HEALTH AND HUMAN SERVICES COMMISSION AND HMO


This Amendment No. 7 is entered into between the Health and Human Services Commission (HHSC) and Superior Health Plan, Inc. (HMO) in El Paso Service Area, to amend the 1999 Contract for Services between the Health and Human Services Commission and HMO. The effective date of this Amendment is the date HHSC Signs this Amendment. All other contract provisions remain in full force and effect. The Parties agree to amend the Contract as follows:

1.   ARTICLE XVIII IS AMENDED TO READ AS FOLLOWS:

15.2            AMENDMENT AND CHANGE REQUEST PROCESS

15.2.1 HHSC and HMO may amend this contract if reductions in funding or appropriations make full performance by either party impracticable or impossible, and amendment could provide a reasonable alternative to termination. If HMO does not agree to the amendment, the contract may be terminated under Article XVIII.

15.2.2 This contract must be amended if either party discovers a material omission of a negotiated or required term, which is essential to the successful performance or maintaining compliance with the terms of the contract. The party discovering the omission must notify the other party of the omission in writing as soon as possible after discovery. If there is a disagreement regarding whether the omission was intended to be a term of the contract, the parties must submit the dispute to dispute resolution under Article 15.9.

15.2.3          This contract may be amended at any time by mutual agreement.

15.2.4 All amendments to this contract must be in writing and signed by both parties.

15.2.5 Any change in either party's obligations under this contract ("Change") requires a written amendment to the contract that is negotiated using the process outlined in Article 15.2.6.

15.2.6          Change Request Process.





October 30, 2001                                                         1 of 3

15.2.6.1 If federal or state laws, rules, regulations, policies or guidelines are adopted, promulgated, judicially interpreted or changed, or if contracts are entered into or changed, the effect of which is to alter the ability of either party to fulfill its obligations under this contract, the parties will promptly negotiate in good faith, using the process outlined in Article 15.2.6, appropriate modifications or alterations to the contract and any appendix (appendices) or attachments(s) made a part of this contract.

15.2.6.2        Change Order Approval Procedure

15.2.6.2.1 During the term of this contract, HHSC or HMO may propose changes in the services, deliverables, or other aspects of this contract ("Changes"), pursuant to the procedures set forth in this article.

15.2.6.2.2 If HHSC proposes a Change, it shall deliver to the HMO a written notice describing the proposed Change which includes the State's estimated fiscal impact on the HMO, if available ("Change Order Request"). HMO must respond to such proposal within 30 calendar days of receipt by preparing and delivering to HHSC, at no additional cost to HHSC a written document (a "Change Order Response"), that specifies:

15.2.6.2.2.1 The financial impact, if any, of the Change Order Request on the HMO and the manner in which such impact was calculated;

15.2.6.2.2.2 The effect, if any, of the Change Order Request on HMO's performance of its obligations under this contract, including the effect on the services or deliverables;

15.2.6.2.2.3 The anticipated time schedule for implementing the Change Order Request; and

15.2.6.2.2.4 Any other information requested in the Change Order Request or which is reasonably necessary for HHSC to make an informed decision regarding the proposal.

15.2.6.2.3 If HMO proposes a Change, it must deliver a HMO Change Order Request to HHSC that includes the proposed Change and information described in Articles 15.2.6.2.2.1 - 15.2.6.2.2.4 for a Change Order Response. HHSC must respond to HMO within 30 calendar days of receipt of this information.

15.2.6.2.4 Upon HHSC's receipt of a Change Order Request or a Change Order Response, the Parties shall negotiate a resolution of the requested Change in good faith. The parties will exchange information in good faith in an attempt to agree upon the requested Change.




October 30, 2001                                                         2 of 3

15.2.6.3 No Change to the services or deliverables or any other aspect of this contract will become effective without the written approval and execution of a mutually agreeable written amendment to this contract by HHSC and the HMO. Under no circumstances will the HMO be entitled to payment for any work or services rendered under a Change Order that has not been approved by HHSC in accordance with the Change Order Procedures.

15.2.7 The implementation of an amendment to this contract is subject to the approval of the Centers for Medicare and Medicaid Services (CMS, formerly called HCFA).

2. APPENDIX C: Appendix C is deleted in its entirety and is replaced by a new Appendix C which is Attachment No. 1 to this amendment. This amendment provides for the addition of "Special Programs for Illness" for gestational diabetes and the modification of the "Prenatal Program with Gifts".


AGREED AND SIGNED by an authorized representative of the parties on _________________ 2001.


Health and Human Services Commission      Superior Health Plan, Inc.


By: /s/ Don A. Gilbert                    By: /s/ Michael Neidorff
   ---------------------------               ----------------------------------
   Don. A Gilbert                            Michael Neidorff
                                             President & CEO, Centene

Approved as to Form:

-----------------------------
Office of General Counsel







October 30, 2001                                                        3 of 3

                                 AMENDMENT NO. 8
                                     TO THE
                           1999 CONTRACT FOR SERVICES
                                     BETWEEN
                  HEALTH AND HUMAN SERVICES COMMISSION AND HMO

This Amendment No. 8 is entered into between the Health and Human Services Commission (HHSC) and Superior Health Plan, Inc. (HMO), to amend the Contract for Services between the Health and Human Services Commission and HMO in the El Paso Service Area. The effective date of this amendment is January 1, 2002. The Parties agree to amend the Contract as follows:

1. Article XIII is amended to read as follows:

ARTICLE XIII               PAYMENT PROVISIONS

13.1              CAPITATION AMOUNTS

13.1.2 HMO capitation rates listed below reflect program increases appropriated by the 76th and 77th legislatures for physician services (to include THSteps providers) and outpatient facility services. Rates will be increased starting January 1, 2002, to reflect increases in traditional fee-for-service payments for 1) Evaluation and Management Level 3 services (procedure code 99213), and 2) high-volume providers. The methodology for determining high-volume providers will be distributed to HMO by HHSC ("High-volume Provider Methodology"). The first rate increase will be effective January 1, 2002, and will reflect increases for procedure code 99213. Rate increases for high volume providers will be effective the first day of the month after the "High-volume Provider Methodology" is released by HHSC. The Methodology will state the amount of each increase (99213 and high-volume provider). Final rates with all increases included are shown in the table below.

13.1.2. HMO must submit reports to HHSC indicating the methodology used and must certify that the funds provided to the HMO for the pass through have been passed through to providers. HMO must use the reporting format specified by HHSC and follow the reporting schedule indicated on the HHSC deliverables matrix.




                                          PPAC Rate Increase Amendment 12/12/01

13.1.2.2          Capitation Rates

                     Risk Group                            Monthly Capitation Amounts
                     ----------                            --------------------------
                     TANF Adults                           $ 178.98
                     TANF Children > 12 Months             $  84.24
                     of Age
                     Expansion Children > 12               $  72.77
                     Months of Age
                     Newborns (12 Months of                $ 363.27
                     Age)
                     TANF Children 12 Months               $ 363.27
                     of Age
                     Expansion Children 12                 $ 363.27
                     Months of Age
                     Federal Mandate Children              $  47.90
                     CHIP Phase I                          $  62.04
                     Pregnant Women                        $ 216.51
                     Disabled/Blind                        $  14.00
                     Administration





13.1.2.3 Delivery Supplemental Payment. A one-time per pregnancy supplemental payment for each delivery shall be paid to HMO in the following amount: $2,992.02. HMO will receive a DSP for each live or still birth. The one-time payment is made regardless of whether there is a single or multiple births at time of delivery. A delivery is the birth of a liveborn infant, regardless of the duration of the pregnancy, or a stillborn (fetal death) infant of 20 weeks or more gestation. A delivery does not include a spontaneous or induced abortion, regardless of the duration of the pregnancy.

13.1.2.4 For an HMO Member who is classified in the Pregnant Women, TANF Adults, TANF Children >12 months, Expansion Children >12 months, Federal Mandate Children, or CHIP risk group, HMO will be paid the monthly capitation amount identified in Article
                  13.1.2 for each month of classification, plus the DSP amount identified in Article 13.1.2.

13.1.2.5 HMO must submit a monthly DSP Report (report) that includes the data elements specified by TDH. TDH will consult with contracted HMOs prior to revising the report data elements and requirements. The reports must be submitted to TDH in the format and time specified by TDH. The report must include only unduplicated deliveries. The report must include only deliveries for which HMO has made a payment for the delivery, to

                                          PPAC Rate Increase Amendment 12/12/01
                  either a hospital or other provider. No DSP will be made for deliveries which are not reported by HMO to TDH within 210 days after the date of delivery, or within 30 days from the date of discharge from the hospital for the stay related to the delivery, whichever is later.

13.1.2.6 HMO must maintain complete claims and adjudication disposition documentation, including paid and denied amounts for each delivery. HMO must submit the documentation to TDH within five
                  (5) days from the date of a TDH request for documents.

13.1.2.7 The DSP will be made by TDH to HMO within twenty (20) state working days after receiving an accurate report from HMO.

13.1.2.8 All infants of age equal to or less than twelve months (Newborns) in the TANF Children, Expansion Children, and Newborns risk groups will be capitated at the Newborns classification capitation amount in Article 13.1.2.

AGREED AND SIGNED by an authorized representative of the parties on ______________________________2001.


Health and Human Services Commission         Superior Health Plan, Inc.


By: /s/ Don A. Gilbert                       By: /s/ Michael Neidorff
   --------------------------                   -------------------------------
   Don A. Gilbert                               Michael Neidorff
                                                President & CEO, Centene


Approved as to Form:

------------------------------------
Office of General Counsel













                                          PPAC Rate Increase Amendment 12/12/01

                                   AMENDMENT 9
                          TO THE AGREEMENT BETWEEN THE
                       HEALTH & HUMAN SERVICES COMMISSION
                                       AND
                           SUPERIOR HEALTH PLAN, INC.
                               FOR HEALTH SERVICES
                                     TO THE
                              MEDICAID STAR PROGRAM
                                     IN THE
                          EL PASO SERVICE DELIVERY AREA

                                   AMENDMENT 9
                          TO THE AGREEMENT BETWEEN THE
                       HEALTH & HUMAN SERVICES COMMISSION
                                       AND
                           SUPERIOR HEALTH PLAN, INC.
                               FOR HEALTH SERVICES
                                     TO THE
                    MEDICAID STAR PROGRAM IN THE EL PASO SDA

ARTICLE 1. PURPOSE................................................................................................... 1
  SECTION 1.01 AUTHORIZATION......................................................................................... 1
  SECTION 1.02 GENERAL EFFECTIVE DATE OF CHANGES..................................................................... 1
ARTICLE 2. AMENDMENT TO THE OBLIGATIONS OF THE PARTIES............................................................... 1
  SECTION 2.01 GENERAL............................................................................................... 1
  SECTION 2.02 MODIFICATION OF SECTION 1.4, RENEWAL REVIEWS.......................................................... 1
  SECTION 2.03 MODIFICATION OF ARTICLE 2, DEFINITIONS................................................................ 2
  SECTION 2.04 MODIFICATION OF SECTION 3.4, PLAN MATERIALS AND DISTRIBUTION OF PLAN MATERIALS........................ 3
  SECTION 2.05 MODIFICATION OF SECTION 3.5, RECORDS REQUIREMENT AND RECORDS RETENTION................................ 3
  SECTION 2.06 MODIFICATION OF SECTION 3.7, HMO TELEPHONE ACCESS REQUIREMENTS........................................ 3
  SECTION 2.07 MODIFICATION OF SECTION 4.3, PERFORMANCE BOND......................................................... 4
  SECTION 2.08 MODIFICATION OF SECTION 4.6, AUDIT.................................................................... 4
  SECTION 2.09 MODIFICATION OF SECTION 4.9, THIRD PARTY RECOVERY..................................................... 4
  SECTION 2.10 MODIFICATION OF SECTION 4.10, CLAIMS PROCESSING REQUIREMENTS.......................................... 4
  SECTION 2.11 MODIFICATION TO SECTION 5.4, SAFEGUARDING INFORMATION................................................. 5
  SECTION 2.12 MODIFICATION OF SECTION 5.6, HISTORICALLY UNDERUTILIZED BUSINESSES (HUBS)............................. 5
  SECTION 2.13 MODIFICATION OF SECTION 5.10, NOTICE AND APPEAL....................................................... 6
  SECTION 2.14 MODIFICATION OF SECTION 6.3, SPAN OF ELIGIBILITY...................................................... 6
  SECTION 2.15 MODIFICATION OF SECTION 6.4, CONTINUITY OF CARE AND OUT-OF-NETWORK PROVIDERS.......................... 7
  SECTION 2.16 MODIFICATION OF SECTION 6.5, EMERGENCY SERVICES....................................................... 8
  SECTION 2.17 MODIFICATION OF SECTION 6.6, BEHAVIORAL HEALTH CARE SERVICES - SPECIFIC REQUIREMENTS.................. 8
  SECTION 2.18 MODIFICATION TO SECTION 6.16, BLIND AND DISABLED MEMBERS.............................................. 9
  SECTION 2.19 MODIFICATION OF SECTION 8.4, MEMBER ID CARDS.......................................................... 9
  SECTION 2.20 MODIFICATION OF SECTION 10.1, MODEL MIS REQUIREMENTS.................................................. 9
  SECTION 2.21 MODIFICATION OF SECTION 10.4, PROVIDER SUBSYSTEM...................................................... 9
  SECTION 2.22 MODIFICATION OF SECTION 10.9, DATA INTERFACE SUBSYSTEM................................................ 9
  SECTION 2.23 MODIFICATION OF SECTION 10.11, YEAR 2000 (Y2K) COMPLIANCE.............................................10
  SECTION 2.24 ADDITION OF SECTION 10.12, HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT
    (HIPAA) COMPLIANCE.............................................................................................. 10
  SECTION 2.25 MODIFICATION OF SECTION 12.1., FINANCIAL REPORTS..................................................... 10
  SECTION 2.26 MODIFICATION OF SECTION 12.4, SUMMARY REPORT OF PROVIDER COMPLAINTS.................................. 11
  SECTION 2.27 MODIFICATION OF SECTION 12.6, MEMBER COMPLAINTS...................................................... 12
  SECTION 2.28 MODIFICATION OF SECTION 12.13, EXPEDITED PRENATAL OUTREACH REPORT.................................... 12
  SECTION 2.29 ADDITION OF SECTION 12.14, MEMBER HOTLINE PERFORMANCE REPORT......................................... 12
  SECTION 2.30 ADDITION OF SECTION 12.15, SUBMISSION OF STAR DELIVERABLES/REPORTS................................... 12
  SECTION 2.31 MODIFICATIONS TO SECTION 13.1, CAPITATION AMOUNTS.................................................... 13
  SECTION 2.32 MODIFICATION OF SECTION 13.2, EXPERIENCE REBATE TO THE STATE......................................... 14
  SECTION 2.33 SECTION 13.3, PERFORMANCE OBJECTIVES................................................................. 15
  SECTION 2.34 MODIFICATION OF SECTION 13.5, NEWBORN AND PREGNANT WOMEN PAYMENT PROVISIONS.......................... 15
  SECTION 2.35 MODIFICATION OF SECTION 14.3, NEWBORN ENROLLMENT..................................................... 16
  SECTION 2.36 MODIFICATION OF SECTION 15.12, NOTICES............................................................... 16
  SECTION 2.37 MODIFICATION OF SECTION 18.1.6, TERMINATION BY HMO................................................... 16
  SECTION 2.38 MODIFICATION OF SECTION 18.10, REVIEW OF REMEDY OR REMEDIES TO BE IMPOSED.............................16
  SECTION 2.39 MODIFICATION OF SECTION 19.1, CONTRACT TERM...........................................................17
  SECTION 2.40 MODIFICATIONS TO CONTRACT APPENDICES..................................................................17
ARTICLE 3. REPRESENTATIONS AND AGREEMENT OF THE PARTIES..............................................................17


                                                   HHSC CONTRACT NO. 529-03-044

STATE OF TEXAS
COUNTY OF TRAVIS

                                   AMENDMENT 9
                          TO THE AGREEMENT BETWEEN THE
                       HEALTH & HUMAN SERVICES COMMISSION
                                       AND
                           SUPERIOR HEALTH PLAN, INC.
                               FOR HEALTH SERVICES
                                     TO THE
                              MEDICAID STAR PROGRAM
                                     IN THE
                          EL PASO SERVICE DELIVERY AREA

      THIS CONTRACT AMENDMENT (the "Amendment") is entered into between the HEALTH & HUMAN SERVICES COMMISSION ("HHSC"), an administrative agency within the executive department of the State of Texas, and Superior Health Plan, Inc. ("HMO"), a health maintenance organization organized under the laws of the State of Texas, possessing a certificate of authority issued by the Texas Department of Insurance to operate as a health maintenance organization, and having its principal office at: 2100 S. IH-35, Suite 202, Austin, TX 78704. HHSC and HMO may be referred to in this Amendment individually as a "Party" and collectively as the "Parties."

     The Parties hereby agree to amend their Agreement as set forth in Article 2 of this Amendment.

                               ARTICLE 1. PURPOSE.

SECTION 1.01 AUTHORIZATION.

     This Amendment is executed by the Parties in accordance with Section 15.2 of the Agreement.

SECTION 1.02 GENERAL EFFECTIVE DATE OF CHANGES.

     This Amendment is effective SEPTEMBER 1, 2002, and terminates on August 31, 2003, unless extended or terminated sooner in accordance with the Agreement.

             ARTICLE 2. AMENDMENT TO THE OBLIGATIONS OF THE PARTIES

SECTION 2.01 GENERAL

     The Health Care Financing Administration (HCFA) has had a name change to the Centers for Medicare and Medicaid Services (CMS). All references to HCFA in the Agreement should be replaced with CMS.

SECTION 2.02 MODIFICATION OF SECTION 1.4, RENEWAL REVIEWS

     Section 1.4 is replaced with the following language:

                      "Renewal Review. At its sole discretion, HHSC may choose
                  to conduct a renewal review of HMO's performance and compliance with this contract as a condition for retention and renewal."




 HHSC Contract 529-03-044l
                                  Page 1 of 17

SECTION 2.03 MODIFICATION OF ARTICLE 2, DEFINITIONS

         (a) The following terms amend and modify the definitions set forth in
Article 2:

                           "CMS means the Centers for Medicare and Medicaid
                  Services, formerly known as the Health Care Financing Administration (HCFA), which is the federal agency responsible for administering Medicare and overseeing state administration of Medicaid.

                           EMERGENCY MEDICAL CONDITION means a medical condition
                  manifesting itself by acute symptoms of recent onset and sufficient severity (including severe pain), such that a prudent layperson, who possesses an average knowledge of health and medicine, could reasonably expect the absence of immediate medical care could result in: (a) placing the patient's health in serious jeopardy; (b) serious impairment to bodily functions; (c) serious dysfunction of any bodily organ or part; (d) serious disfigurement; or (e) in the case of a pregnant woman, serious jeopardy to the health of the fetus. FAIR HEARING means the process adopted and implemented by the Texas Health and Human Services Commission, 25 TAC Chapter 1, in compliance with federal regulations and state rules relating to Medicaid Fair Hearings.

                           HEDS means the HMO/EPO/Dental Services Division of
                  the Texas Health and Human Services Commission.

                           HHSC means the Texas Health and Human Services
                  Commission or its designees.

                           THIRD PARTY LIABILITY (TPL) means the legal
                  responsibility of another individual or entity to pay for all or part of the services provided to Members under this contract (see 1 TAC, Subchapter 354.2301 et seq., relating to Third Party Resources).

                           TP 40 means Type Program 40, which is a TDHS Medicaid
                  program eligibility type assigned to pregnant women under 185% of the federal poverty level (FPL).

                           TP 45 means Type Program 45, which is a TDHS Medicaid
                  program eligibility code assigned to newborns (under 12 months) who are born to mothers who are Medicaid eligible at the time of the child's birth.

                           TEXMEDNET means Texas Medical Network, which is the
                  State's information system that processes claims and encounters. TexMedNet's functions include, but are not limited to eligibility verification, claims and encounters submissions, e-mail communications, and electronic funds transfers."

     (b) The term "HHSCS" is deleted and replaced with "TDHS" as defined in
Article 2 of the Contract.

     (c) The term "THHSC" is deleted and replaced with "HHSC" as defined above.



HHSC Contract 529-03-044
                                  Page 2 of 17

SECTION 2.04 MODIFICATION OF SECTION 3.4, PLAN MATERIALS AND DISTRIBUTION OF PLAN MATERIALS

         Section 3.4.3 is replaced with the following language:

                           "3.4.3 All plan materials regarding the STAR Program,
                  including Member education materials, must be submitted to HHSC for approval prior to distribution. HHSC has fifteen (15) working days to review the materials and recommend any suggestions or required changes. If HHSC has not responded to HMO by the fifteenth (15th) day, HMO may print and distribute these materials. HHSC reserves the right to request HMO to modify plan materials that are deemed approved and have been printed or distributed. These modifications can be made at the next printing unless substantial non-compliance exists. An exception to the fifteen (15) working day timeframe may be requested in writing by HMO, for written provider materials that require a quick turn-around time (e.g., letters). These materials will generally be reviewed by HHSC within five (5) working days. HHSC reserves the right to require revisions to materials if inaccuracies are discovered or if changes are required by changes in policy or law. These changes can be made at the next printing unless substantial non-compliance exists, as determined by HHSC.

SECTION 2.05 MODIFICATION OF SECTION 3.5, RECORDS REQUIREMENT AND RECORDS RETENTION

     Section 3.5.1 is replaced with the following language:

                           "3.5.1 HMO must keep all records required to be
                  created and retained under this Agreement in accordance with the standards set forth herein. Records related to Members served in the HMO's service area(s) must be made available in HMO's local office when requested by HHSC.

                           Original records, except paper claims, must be kept
                  in the form they were created in the regular course of business for a minimum of three (3) years following the expiration of the contract period, including any extensions. Paper claims may be digitally copied from the time of initial receipt, if the HMO: 1) receives HHSC prior written approval;
                  2) certifies that an unaltered copy of the original claim received can be produced upon request; 3) the retention system is reliable and supported by a retrieval system that allows reasonable accurate records. HHSC may require the HMO to retain the records for an additional period if an audit, litigation or administrative action involving the records exists."

SECTION 2.06 MODIFICATION OF SECTION 3.7, HMO TELEPHONE ACCESS REQUIREMENTS

     Section 3.7.1 is replaced with the following language:

                           3.7.1 For all HMO telephone access (including
                  Behavioral Health telephone services), HMO must ensure adequately-staffed telephone lines. Telephone personnel must receive customer service telephone training. HMO must ensure that telephone staffing is adequate to fulfill the standards of promptness and quality listed below: 1. 80% of all telephone calls must be answered within an average of 30 seconds; 2. The lost (abandonment) rate must not exceed 10%;



HHSC Contract 529-03-044
                                   Page 3 of 17

                           3. HMO cannot impose maximum call duration limits but
                  must allow calls to be of sufficient length to ensure adequate information is provided to the Member or Provider.

                           4. Telephone services must meet cultural competency
                  requirements (see Article 8.8) and provide "linguistic access" to all members as defined in Article II. This would include the provision of interpretive services required for effective communication for Members and providers.

SECTION 2.07  MODIFICATION OF SECTION 4.3, PERFORMANCE BOND

     Section 4.3 is replaced with the following language:

                           "4.3 HMO has furnished HHSC with a performance bond
                  in the form prescribed by HHSC and approved by TDI, naming HHSC as Obligee, securing HMO's faithful performance of the terms and conditions of this Agreement. The performance bond must be issued in the amount of $100,000 for the Contract Period, plus an additional 12 months after the expiration of the Contract Period. If the Contract Period is renewed or extended pursuant to Article 15, the HMO must replace the performance bond with a separate bond covering performance during the renewal or extension period, plus an additional 12 months. The bond must be issued by a surety licensed by TDI, and specify cash payment as the sole remedy. HMO must deliver the bond to HHSC at the same time the signed HMO contract, renewal or extension is delivered to HHSC."

SECTION 2.08  MODIFICATION OF SECTION 4.6, AUDIT

     Section 4.6.2 is replaced with the following language:

                           "4.6.2 HHSC or its designee will conduct an audit of
                  HMO at least once every two years. HMO is responsible for paying the costs of an audit conducted under this Article. The costs of the audit paid by HMO are allowable costs under this Agreement."

SECTION 2.09 MODIFICATION OF SECTION 4.9, THIRD PARTY RECOVERY

     Section 4.9.2 is replaced with the following language:

                           "4.9.2 Identification. HMO must develop and implement
                  systems and procedures to identify potential third parties who may be liable for payment of all or part of the costs for providing medical services to Members under this contract. Potential third parties must include any of the sources identified in 42 C.F.R. 433.138, relating to identifying third parties, except workers' compensation, uninsured and underinsured motorist insurance, first and third party liability insurance and tortfeasors. HMO must coordinate with HHSC to obtain information from other state and federal agencies and HMO must cooperate with HHSC in obtaining information from commercial third party resources. HMO must require all providers to comply with the provisions of 1 TAC
                  Section 354.2301, et seq., relating to Third Party Recovery in the Medicaid program."

SECTION 2.10 MODIFICATION OF SECTION 4.10, CLAIMS PROCESSING REQUIREMENTS

     Section 4.10.8 is replaced with the following language:



HHSC Contract 529-03-044
                                  Page 4 of 17

                           "4.10.8 HMO must comply with the standards adopted by
                  the U.S. Department of Health and Human Services under the Health Insurance Portability and Accountability Act of 1996 (HIPAA), Public Law 104-191, regarding submitting and receiving claims information through electronic data interchange (EDI) that allows for automated processing and adjudication of claims within two or three years, as applicable, from the date the rules promulgated under HIPAA are adopted (see 45 CFR parts 160 through 164).

SECTION 2.11 MODIFICATION TO SECTION 5.4, SAFEGUARDING INFORMATION

     Section 5.4.1 is replaced with the following language:

                           "5.4.1 The use and disclosure of all Member
                  information, records, and data (Member Information) collected or provided to HMO by HHSC or another state agency is protected by state and federal law and regulations, including, but not limited to, the Health Insurance Portability and Accountability Act of 1996 (HIPAA), Public law 104-191, and 45 CFR parts 160 through 164. HMO agrees to ensure that any of its agents, including subcontractors, to whom HMO discloses Member Information agrees to the same restrictions and conditions that apply to HMO with respect to Member Information.

SECTION 2.12 MODIFICATION OF SECTION 5.6, HISTORICALLY UNDERUTILIZED BUSINESSES
(HUBS)

     Sections 5.6.1 through 5.6.3 are replaced with the following language:

                           "5.6.1 In accordance with Texas Government Code
                  Chapter 2161 and 1 TAC Section 111.11 et seq. and ss.392.100 state agencies are required to make a good faith effort to assist Historically Underutilized Businesses (HUBs) in receiving contract awards issued by the State. The goal of this program is to promote full and equal business opportunity for all businesses in contracting with the state. It is HHSC's intent that all contractors make a good faith effort to subcontract with HUBs during the performance of their contracts.

                           IMPORTANT NOTE: The Health and Human Services
                  Commission has concluded that HUB subcontracting opportunities may exist in connection with this contract. See Appendix B to the Agreement for the following instructions and form:
                  "Grant/Contract Applicants Client Services HUB Subcontracting Plan Instructions" (C-IGA), and Determination of Good Faith Effort for Grant Contracts (C-DGFE). If an approved HUB subcontracting plan is not already on file with HHSC, THE HMO SHALL SUBMIT A COMPLETED C-DGFE FORM ALONG WITH THE SIGNED CONTRACT OR RENEWAL.

                           If HMO responds, `yes' to question two on Form
                  C-DGFE, HMO shall document good faith efforts to develop a HUB Subcontracting Plan by completing and documenting the steps on form C-DGFE. Additionally, quarterly reports on HUB subcontracting are required according to the schedule on Form C-QSR. Quarterly Report forms are included in Appendix B of this amendment.






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


                           If HMO decides after the award to subcontract any
                  part of the contract, the HMO shall notify the contract manager prior to entering into any subcontract. The HMO shall comply with the good faith effort requirements relating to developing and submitting a subcontracting plan.

                           5.6.2 HMO is required to submit HUB quarterly reports
                  to HHSC as required in Article 12.11.

                           5.6.3 HHSC will assist HMO in meeting the contracting
                  and reporting requirements of this Article."

SECTION 2.13 MODIFICATION OF SECTION 5.10, NOTICE AND APPEAL

      Section 5.10 is replaced with the following:

                           "5.10 HMO must comply with the notice requirements
                  contained in 1 TAC Section 354.2211, and the maintaining benefits and services contained in 1 TAC Section 354.2213, whenever HMO intends to take an action affecting the Member benefits and services under this contract. Also see the Member appeal requirements contained in Article 8.6 of this Agreement."

SECTION 2.14 MODIFICATION OF SECTION 6.3, SPAN OF ELIGIBILITY

      Section 6.3 and its subparts are replaced with the following language"

                           "6.3 The following outlines HMO's responsibilities
                  for payment of hospital and freestanding psychiatric facility (facility) admissions:

                           6.3.1 The payor responsible for the hospital/facility
                  charges at the start of an inpatient stay remains responsible for hospital/facility charges until the time of discharge, or until such time that there is a loss of Medicaid eligibility.

                           6.3.2 HMO is responsible for professional charges
                  during every month for which the payor receives a full capitation payment.

                           6.3.3 HMO is not responsible for any services after
                  effective date of loss of Medicaid eligibility

                           6.3.4 Plan Change. A Member cannot change from one
                  STAR health plan to another STAR health plan during an inpatient hospital stay.

                           6.3.5 Hospital/Facility Transfer. Discharge from one
                  acute care hospital/facility and readmission to another acute care hospital/facility within 24 hours for continued treatment is not a discharge under this contract.

                           6.3.6 HMO insolvency or receivership. HMO is
                  responsible for payment of all services provided to a person who was a Member on the date of insolvency or receivership to the same extent they would otherwise be responsible under this
                  Article 6.3.






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


                           6.3.7 For purposes of this Section 6.3, a Member
                  "loses Medicaid eligibility" when:

                           6.3.7.1 Medicaid eligibility is terminated and never
                  regained under one Medicaid Type Program with no subsequent transfer of eligibility to another Medicaid Type Program; or

                           6.3.7.2 Medicaid eligibility is terminated and there
                  is a lapse of at least one month in regular Medicaid coverage. The term "regular Medicaid coverage" refers to either traditional fee-for-service Medicaid or Medicaid managed care coverage; or

                           6.3.7.3 A client re-applies for Medicaid eligibility
                  and is certified for prior Medicaid coverage, as defined by TDHS, for any month(s) prior to the month of application. The term "prior Medicaid coverage" refers to Applicants who are eligible for Medicaid coverage during the three-month period before the month they apply for TANF or Medical Programs. Prior Medicaid coverage may be continuous or there may be interrupted periods of eligibility involving all or some of the certified Members.

                           Administrative process limitations within the State's
                  application and recertification process do not constitute a "loss of Medicaid eligibility".

SECTION 2.15 MODIFICATION OF SECTION 6.4, CONTINUITY OF CARE AND OUT-OF-NETWORK PROVIDERS

     Section 6.4.3 is replaced with the following language:

                           "6.4.3 HMO must pay a Member's existing
                  out-of-network providers for covered services until the Member's records, clinical information and care can be transferred to a network provider. Payment must be made within the time period required for network providers. This Article does not extend the obligation of HMO to reimburse the Member's existing out-of-network providers for on-going care for more than 90 days after Member enrolls in HMO or for more than nine months in the case of a Member who at the time of enrollment in HMO has been diagnosed with and receiving treatment for a terminal illness. The obligation of HMO to reimburse the Member's existing out-of-network provider for services provided to a pregnant Member with 12 weeks or less remaining before the expected delivery date extends through delivery of the child, immediate postpartum care, and the follow-up checkup within the first six weeks of delivery.

                           6.4.3.1 HMO will pay reasonable and customary rates
                  for all out-of-network provider claims with dates of service between September 1, 2002 and November 30, 2002. HMO must forward any complaints submitted by out-of-network providers during this time to HHSC. HHSC will review all complaints and determine whether payments were reasonable and customary. HHSC will direct the HMO to pay a reasonable and customary amount, as determined by HHSC, if it concludes that the payments were not reasonable and customary for the provider. Failure to comply with this provision constitutes a default under Article XVI, Default and Remedies.

                           6.4.3.2 For all out-of-network provider claims with
                  dates of service on or after December 1, 2002, HMO must pay providers a reasonable and




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


                  customary amount consistent with a methodology approved by HHSC. HMO must submit its methodology, along with any supporting documentation, to HHSC by September 30, 2002. HHSC will review and respond to the information by November 15, 2002. HMO must forward any complaints by out-of-network providers submitted after December 1, 2002 to HHSC, which will review all complaints. If HHSC determines that payment is not consistent with the HMO's approved methodology, the HMO must pay the provider a rate, using the approved reasonable and customary methodology, as determined by HHSC. Failure to comply with this provision constitutes a default under Article XVI, Default and Remedies.

SECTION 2.16 MODIFICATION OF SECTION 6.5, EMERGENCY SERVICES

     Section 6.5.1 is replaced with the following language:

                           "6.5.1 HMO must pay for the professional, facility,
                  and ancillary services that are medically necessary to perform the medical screening examination and stabilization of HMO Member presenting as an emergency medical condition or an emergency behavioral health condition to the hospital emergency department, 24 hours a day, 7 days a week, rendered by either HMO's in-network or out-of-network providers.
                  6.5.1.1 For all out-of-network providers, HMO will pay a reasonable and customary amount for emergency services.

                           HMO will pay a reasonable and customary amount for
                  services for all out-of-network emergency services provider claims with dates of service between September 1, 2002 and November 30, 2002. HMO must forward any complaints submitted by out-of-network emergency services providers during this time to HHSC. HHSC will review all complaints and determine whether payments were reasonable and customary. HHSC will direct the HMO to pay a reasonable and customary amount, as determined by HHSC, if it concludes that the payments were not reasonable and customary for the provider.

                           6.5.1.2 For all out-of-network emergency services
                  provider claims with dates of service on or after December 1, 2002, HMO must pay providers a reasonable and customary amount consistent with a methodology approved by HHSC. HMO must submit its methodology, along with any supporting documentation, to HHSC by September 30, 2002. HHSC will review and respond to the information by November 15, 2002. HMO must forward any complaints by out-of-network emergency services providers submitted after December 1, 2002 to HHSC, which will review all complaints. If HHSC determines that payment is not consistent with the HMO's approved methodology, the HMO must pay the emergency services provider a rate, using the approved reasonable and customary methodology, as determined by HHSC. Failure to comply with this provision constitutes a default under Article XVI, Default and Remedies.

SECTION 2.17 MODIFICATION OF SECTION 6.6, BEHAVIORAL HEALTH CARE SERVICES - SPECIFIC REQUIREMENTS

     Section 6.6.5 is replaced with the following language:




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


                           "6.6.5 When assessing Members for behavioral health
                  care services, HMO and network behavioral health providers must use the DSM-IV multi-axial classification. HHSC may require use of other assessment instrument/outcome measures in addition to the DSM-IV. Providers must document DSM-IV and assessment/outcome information in the Member's medical record."

SECTION 2.18 MODIFICATION TO SECTION 6.16, BLIND AND DISABLED MEMBERS

     Section 6.16.1 is replaced with the following language:

                           "6.16.1 Blind and disabled Members' SSI status is
                  effective the date of State's eligibility system, SAVERR, identifies the Member as Type Program 13 (TP13). On this effective date, the Member becomes a voluntary STAR enrollee.

                           The State is responsible for updating the State's
                  eligibility system within 45 days of official notice of the Members' federal SSI eligibility by the Social Security Administration (SSA).

SECTION 2.19 MODIFICATION OF SECTION 8.4, MEMBER ID CARDS

     Section 8.4.1 is replaced with the following language:

                           "8.4.1 A Medicaid Identification Form (Form 3087) is
                  issued monthly by the TDHS. The form includes the "STAR" Program logo and the name and toll free number of the Member's health plan. A Member may have a temporary Medicaid Identification (Form 1027-A), which will include a STAR indicator."

SECTION 2.20  MODIFICATION OF SECTION 10.1, MODEL MIS REQUIREMENTS

     Section 10.1.3.6 is replaced with the following language:

                           "10.1.3.6 HMO is required to provide representation
                  to attend and participate in the HHSC Systems Workgroup as a part of the Systems Scan Call."

SECTION 2.21 MODIFICATION OF SECTION 10.4, PROVIDER SUBSYSTEM

     Subparts 7 and 8 of Section 10.4 are replaced with the following language:

                           "7. Support national provider number format (UPIN,
                  NPIN, CLIA, TPI, etc., as required by HHSC).

                           8. Provide Provider Network and Affiliation files 90
                  days prior to implementation and updates monthly. Format will be provided by HHSC to contracted entities."

SECTION 2.22 MODIFICATION OF SECTION 10.9, DATA INTERFACE SUBSYSTEM

     Section 10.9.3 is replaced with the following language:





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


                           "10.9.3 Provider Network and Affiliation Files. The
                  HMO will supply network provider data to the Enrollment Broker and Claims Administrator. This data will consist of a Provider Network File and a Provider Affiliation File. The HMO will submit the Provider Network File to the Enrollment Broker and the Provider Affiliation File to the Claims Administrator. Both files shall accomplish the following objectives:

                           1. Provide identifying information for all managed
                  care providers (e.g. name, address, etc.).

                           2. Maintain history on provider
                  enrollment/disenrollment.

                           3. Identify PCP capacity.

                           4. Identify any restrictions (e.g., age, sex, etc.).

                           5. Identify number and types of specialty providers
                  available to Members.

                           6. Provide other (Master Provider File) information
                  identified by HHSC."

SECTION 2.23 MODIFICATION OF SECTION 10.11, YEAR 2000 (Y2K) COMPLIANCE

     Section 10.11 is deleted in its entirety.

SECTION 2.24 ADDITION OF SECTION 10.12, HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT (HIPAA) COMPLIANCE.

     Section 10.12 is added as follows:

                           "10.12 Health Insurance Portability and
                  Accountability Act (HIPAA) Compliance. HMO's system must comply with applicable certificate of coverage and data specification and reporting requirements promulgated pursuant to the Health Insurance Portability and Accountability Act (HIPPA) of 1996, P.L. 104-191 (August 21, 1996), as amended or modified.

SECTION 2.25 MODIFICATION OF SECTION 12.1., FINANCIAL REPORTS

     Sections 12.1.4, 12.1.11, and 12.13 are replaced with the following language, and Section 12.14 is added.
Sections 12.1.2, 12.1.3, 12.1.7 and 12.1.10 are deleted in their entirety.

                      12.1.2        [Deleted]

                      12.1.3        [Deleted]

                      12.1.4 Final MCFS Reports. HMO must file two final MCFS Reports for each of the following:

                           -        The initial two-year contract period (SFY
                                    2000-2001),

                           - The first one-year contract extension period (SFY 2002), and



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


                           o This second one-year contract extension period (SFY 2003).

                           The first final report must reflect expenses incurred
                  during each contract period and paid through the 90th day after the end of the contract period. The first final report must be filed on or before the 120th day after the end of each contract period. The second final report must reflect expenses incurred during each contract period and paid through the 334th day after the end of the contract period. The second final report must be filed on or before the 365th day after the end of each contract period.

                           . . . .

                           12.1.7 [Deleted]

                           . . . .

                           12.1.10 [Deleted]

                           12.1.11 IBNR Plan. HMO must furnish a written IBNR
                  Plan to manage incurred-but-not-reported (IBNR) expenses, and a description of the method of insuring against insolvency, including information on all existing or proposed insurance policies. The Plan must include the methodology for estimating IBNR. The plan and description must be submitted to HHSC no later than 60 days after the effective date of this contract. Changes to the IBNR plan and description must be submitted to HHSC no later than 30 days before changes to the plan are implemented by HMO.

                           . . . .

                           12.1.13 Each report required under this Article must
                  be mailed to: Medicaid HMO Contract Deliverables Manager, HEDS Division, Texas Health and Human Services Commission, P.O. Box 13247, Austin, Texas 78711-3247 (Exception: The MCFS Report may be submitted to HHSC via E-mail to deliver@hhsc.state.tx.us).

                           12.1.14 Bonus and/or Incentive Payment Plan. The HMO
                  must furnish a written Bonus and/or Incentive Payments Plan to HHSC to determine whether such payments are allowable administrative expenses in accordance with Appendix L, "Cost Principles for Administrative Expenses, 11. Compensation for Personnel Services, i. Bonuses and Incentive Payments." The written plan must include a description of the plan's criteria for establishing bonus and/or incentive payments, the methodology to calculate bonus and/or incentive payments, and the timing as to when these bonus and/or incentive payments are to be paid. The plan and description must be submitted to HHSC for approval no later than 30 days after the execution of the contract and any contract renewal. If the HMO revises the Bonus and/or Incentive Payment Plan, the HMO must submit the revised plan to HHSC for approval prior to implementing the plan."

SECTION 2.26 MODIFICATION OF SECTION 12.4, SUMMARY REPORT OF PROVIDER COMPLAINTS

     Section 12.4 is replaced with the following language:




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


                           "12.4 HMO must submit a Summary Report of Provider
                  Complaints. HMO must also reports complaints submitted to its subcontracted risk groups (e.g., IPAs). The complaint report format must be submitted not later than 45 days following the end of the state fiscal quarter in a format specified by HHSC."

SECTION 2.27 MODIFICATION OF SECTION 12.6, MEMBER COMPLAINTS

     Section 12.6 is replaced with the following language:

                           "12.6 HMO must submit a quarterly summary report of
                  Member complaints. HMO must also report complaints submitted to its subcontracted risk groups (e.g., IPAs). The complaint report must be submitted not later than 45 days following the end of the state fiscal quarter in a format specified by HHSC."

SECTION 2.28 MODIFICATION OF SECTION 12.13, EXPEDITED PRENATAL OUTREACH REPORT

     Section 12.13 is deleted in its entirety.

SECTION 2.29 ADDITION OF SECTION 12.14, MEMBER HOTLINE PERFORMANCE REPORT

     Section 12.14 is added as follows:

                           "12.14 MEMBER HOTLINE PERFORMANCE REPORT

                           HMO must submit, on a monthly basis, a Member Hotline
                  Performance Report that contains all required elements set out in Article 3.7 of this Agreement in a formant approved by HHSC. The report is due on the 30th of the month following the end of each month."

SECTION 2.30 ADDITION OF SECTION 12.15, SUBMISSION OF STAR DELIVERABLES/REPORTS

     Section 12.15 is added as follows:

                           "12.15 SUBMISSION OF STAR DELIVERABLES/REPORTS

                           12.15.1 Electronic Mail. STAR deliverables and
                  reports should be submitted to HHSC via electronic mail unless HHSC expressly provides that they must be submitted in a different manner. Reports and deliverables that may not be submitted electronically include, but are not limited to:
                  Encounter Data, Supplemental Delivery Payment data, UDT data, and certain Member Materials.

                           12.15.1.1 The e-mail address for deliverables
                                     submission is deliver@hhsc.state.tx.us.

                           12.15.1.2 Electronic Mail Restrictions:

                           File Size: E-mail file size is limited to 2.5 MB.
                  Files larger than that will need to be compressed (zip file) or split into multiple files for submission.




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


                           Confidentiality: Routine STAR deliverables/reports
                  should not contain any member specific data that would be considered confidential.

                           12.15.2 FQHC and RHC Deliverables. HMO may submit
                  FQHC and RHC deliverables by uploading the required information to the Claims Administrator's Bulleting Board System (BBS). The uploaded data must contain a unique 8-digit control number. HMO should format the 8-digit control number as follows:

                           o        2 digit plan code identification number;

                           o        Julian date; and then

                           o HMO's 3-digit report number (i.e., HMO's first report will be 001).

                           After uploading the data to the BBS, the HMO must
                  notify HHSC via e-mail that it has uploaded the data, and include the name of the file and recipient directory. HMO must also mail signed original report summaries, including the corresponding 8-digit control number, to HHSC within three (3) business days after uploading the data to the BBS.

                           12.15.3 Special Submission Needs. In special cases
                  where other submission methods are necessary, HMO must contact the assigned Health Plan Manager for authorization and instructions.

                           12.15.4 Deliverables due via Mail. HMO should mail
                  reports and deliverables that must be submitted by mail to the following address: General Mail: Texas Health & Human Services Commission HEDS Contract Deliverables P.O. Box 13247 Austin, Texas 78711-3247

                      Overnight Mail:
                      Texas Health & Human Services Commission
                      HEDS Contract Deliverables
                      12555 Riata Vista Circle
                      Austin, TX 78727

                           12.15.5 Texas Department of Insurance (TDI). The
                  submission of deliverables/reports to HHSC does not relieve the Plan of any reporting requirements/responsibility with TDI. The Plan should continue to report to TDI as they have in the past."

SECTION 2.31 MODIFICATIONS TO SECTION 13.1, CAPITATION AMOUNTS

     Section 13.1.7.1 is added:

                           "13.1.7.1 HMO rates for FY 2002 and FY 2003 include
                  pass through funds for providers, as appropriated by the 77th Texas Legislature. HMO must file reports on pass through methodology expenditures as requested by HHSC."



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


SECTION 2.32 MODIFICATION OF SECTION 13.2,  EXPERIENCE REBATE TO THE STATE

     Sections 13.2.1, 13.2.2.1, 13.2.3, and 13.2.5 are replaced with the following language:

                           "13.2.1 For the Contract Period, HMO must pay to HHSC
                  an experience rebate calculated in accordance with the tiered rebate method listed below based on the excess of allowable HMO STAR revenues over allowable HMO STAR expenses as set forth in Appendix I, as reviewed and confirmed by HHSC. HHSC reserves the right to have an independent audit performed to verify the information provided by HMO.


                             GRADUATED REBATE METHOD
--------------------------------------------------------------------------------
NET INCOME BEFORE TAXES
  AS A PERCENTAGE OF
      REVENUES                     HMO SHARE                    STATE SHARE
-----------------------     -----------------------        ---------------------
0% - 3%                              100%                             0%
Over 3% - 7%                          75%                            25%
Over 7% - 10%                         50%                            50%
Over 10% - 15%                        25%                            75%
Over 15%                               0%                           100%

                           13.2.2.1 The experience rebate for the HMO shall be
                  calculated by applying the experience rebate formula in
                  Article 13.2.1 to the sum of the net income before taxes for all STAR Medicaid service areas contracted between the State and HMO.

                           13.2.3 Experience rebate will be based on a pre-tax
                  basis. Expenses for value-added services are excluded from the determination of Net Income Before Taxes reported in the Final MCFS Report; however, HMO may subtract from Net Income Before Taxes, expenses incurred for value added services for the experience rebate calculations.

                           13.2.5 There will be two settlements for payment(s)
                  of the experience rebate for SFY 2000-2001, two settlements for payment(s) for the experience rebate for SFY 2002, and two settlements for payment(s) for the experience rebate for SFY 2003. The first settlement for the specified contract period shall equal 100 percent of the experience rebate as derived from Net Income Before Taxes less the value-added services expenses in the first final MCFS Report and shall be paid on the same day the first final MCFS Report is submitted to HHSC for the specified time period. The second settlement shall be an adjustment to the first settlement and shall be paid to HHSC on the same day that the second final MCFS Report is submitted to HHSC for that specified time period if the adjustment is a payment from HMO to HHSC. If the adjustment is a payment from HHSC to HMO, HHSC shall pay such adjustment to HMO within thirty (30) days of receipt of the second final MCFS Report. HHSC or its agent may audit the MCFS report. If HHSC determines that corrections to the MCFS reports are required, based on a audit of other documentation acceptable to HHSC, to determine an adjustment to the amount of the second settlement, then






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


                  final adjustment shall be made within three years from the date that HMO submits the second final MCFS report. HMO must pay the first and second settlements on the due dates for the first and second final MCFS reports respectively as identified in Article 12.1.4. HHSC may adjust the experience rebate if HHSC determines HMO has paid affiliates amounts for goods or services that are higher than the fair market value of the goods and services in the service area. Fair market value may be based on the amount HMO pays a non-affiliate(s) or the amount another HMO pays for the same or similar service in the service area. HHSC has final authority in auditing and determining the amount of the experience rebate."

SECTION 2.33 SECTION 13.3, PERFORMANCE OBJECTIVES

     Section 13.3.9 is replaced with the following language:

                           "13.3.9 The performance objective allocation for HMO
                  shall be assigned to each performance objective, described in Appendix K, in accordance with the following percentages:


          EPSDT SCREENS INCENTIVE           PERCENT OF PERFORMANCE OBJECTIVE FUND
------------------------------------      ------------------------------------------
           1. <12 months                                   12%

           2. 12 to 24 months                              12%

           3. 25 months - 20 years                         20%


        IMMUNIZATIONS                     PERCENT OF PERFORMANCE OBJECTIVE INCENTIVE FUND
---------------------------------       -------------------------------------------------
     4. <12 months                                         17%

     5. 12 to 24 months                                    12%


        PREGNANCY VISITS                   PERCENT OF PERFORMANCE OBJECTIVE INCENTIVE FUND
----------------------------------      ----------------------------------------------------
     6.  Initial prenatal exam                            15%

     7. Postpartum visit                                  12%


SECTION 2.34 MODIFICATION OF SECTION 13.5, NEWBORN AND PREGNANT WOMEN PAYMENT PROVISIONS

     Sections 13.5.1.1, 13.5.3 and 13.5.6 are replaced with the following language:

                           "13.5.1.1 The mother of the newborn Member may
                  request that the newborn's health plan coverage be changed to another HMO during the first 90 days following the date of birth, but may only do so through the Medicaid managed care Enrollment Broker.




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


                           13.5.3 All non-TP45 newborns whose mothers are HMO
                  Members at the time of the birth will be retroactively enrolled into the HMO by TDHS Data Control except as outlined in Article 13.5.4.

                           13.5.6 HMO is responsible for payment for all covered
                  services provided to TP40 members by in-network or out-of-network providers from the date of enrollment in HMO, but prior to HMO receiving TP40 Member on monthly capitation file. HMO must waive requirement for prior authorization (or grant retroactive prior authorization) for medically necessary services provided from the date of enrollment in HMO, but prior to HMO receiving TP40 member on monthly capitation file."

SECTION 2.35 MODIFICATION OF SECTION 14.3, NEWBORN ENROLLMENT

     Section 14.3.1.1 is replaced with the following language:

                           "14.3.1.1 A mother of a newborn Member may request a
                  plan change for her newborn during the first 90 days by contacting the Enrollment Broker. If a change is approved, the Enrollment Broker will notify both plans involved in the process. If no alternative to the plan change can be reached, the Enrollment Broker will notify the HMO of the newborn plan change request received from the mother."

SECTION 2.36 MODIFICATION OF SECTION 15.12, NOTICES

     Section 15.12 is replaced with the following language:

                           "Notice may be given by registered mail, facsimile,
                  and/or hand delivery. All notices to HHSC shall be addressed to: Medicaid HMO Contract Deliverables Manager, HEDS Division, Texas Health and Human Services Commission, P.O. Box 13247, Austin, Texas 78711-3247, with a copy to the Contract Administrator. Notices to HMO shall be addressed to President/CEO, 2100 S. IH-35, Suite 202, Austin, TX 78704."

SECTION 2.37 MODIFICATION OF SECTION 18.1.6, TERMINATION BY HMO

     Section 18.1.6 is replaced with the following language:

                           "18.1.6 HMO may terminate this contract if HHSC fails
                  to pay HMO as required under Article 13 of this contract or otherwise materially defaults in its duties and responsibilities under this contract, or by giving notice no later than 30 days after receiving the capitation rates for the Contract Period. Retaining premium, recoupment, sanctions, or penalties that are allowed under this contract or that result from HMO's failure to perform or HMO's default under the terms of this contract is not cause for termination."

SECTION 2.38 MODIFICATION OF SECTION 18.10, REVIEW OF REMEDY OR REMEDIES TO BE IMPOSED

     Section 18.10 is replaced with the following language:

                           "18.10.2 HMO and HHSC must attempt to informally
                  resolve a dispute. If HMO and HHSC are unable to informally resolve a dispute,


HHSC Contract 529-03-044
                                 Page 16 of 17

                  HMO must notify the HEDS Manager and Director of Medicaid/CHIP Operations that HMO and HHSC cannot agree. The Director of Medicaid/CHIP Operations will refer the dispute to the State Medicaid Director who will appoint a committee to review the dispute under HHSC's dispute resolution procedures. The decision of the dispute resolution committee will be HHSC's final administrative decision."

SECTION 2.39 MODIFICATION OF SECTION 19.1, CONTRACT TERM

     Section 19.1 is replaced with the following language:

                           "19.1 The effective date of this contract is August
                  31, 1999. This contract will terminate on August 31, 2003 unless extended or terminated earlier as provided for elsewhere in this contract."

SECTION 2.40 MODIFICATIONS TO CONTRACT APPENDICES.

         The following appendices are replaced with the versions attached to this Amendment:

                           -        Appendix B, HUB

                           -        Appendix C, Value-added Services (for
                                    certain HMOs)

                           -        Appendix F, Texas Trauma Facilities

                           -        Appendix G, Texas Hemophilia Centers

                           -        Appendix I, Financial Statistical Report

                           -        Appendix K, Preventive Health Performance
                                    Objectives

                     ARTICLE 3. REPRESENTATIONS AND AGREEMENT OF THE PARTIES

     The Parties contract and agree that the terms of the Agreement will remain in effect and continue to govern except to the extent modified in this Amendment.

     By signing this Amendment, the Parties expressly understand and agree that this Amendment is hereby made a part of the Agreement as though it were set out word for word in the Agreement.

     IN WITNESS HEREOF, HHSC AND THE HMO HAVE EACH CAUSED THIS AMENDMENT TO BE SIGNED AND DELIVERED BY ITS DULY AUTHORIZED REPRESENTATIVE.

           SUPERIOR HEALTH PLAN, INC.                    HEALTH & HUMAN SERVICES COMMISSION



     By: /s/ Christopher Bowers                        By:
        ----------------------------------                -----------------------------------
        Christopher Bowers                                Don Gilbert
        President & CEO                                   Commissioner

     Date: 8/22/02                                     Date:
          -------------------------------                   ---------------------------------









HHSC Contract 529-03-044
                                 Page 17 of 17

                                                   HHSC CONTRACT NO. 529-03-044

STATE OF TEXAS

COUNTY OF TRAVIS

                                  AMENDMENT 10
                          TO THE AGREEMENT BETWEEN THE
                       HEALTH & HUMAN SERVICES COMMISSION
                                       AND
                           SUPERIOR HEALTH PLAN, INC.
                               FOR HEALTH SERVICES
                                     TO THE
                              MEDICAID STAR PROGRAM
                                     IN THE
                          EL PASO SERVICE DELIVERY AREA

      THIS CONTRACT AMENDMENT (the "Amendment") is entered into between the HEALTH & HUMAN SERVICES COMMISSION ("HHSC"), an administrative agency within the executive department of the State of Texas, and SUPERIOR HEALTH PLAN, INC. ("CONTRACTOR"), a health maintenance organization organized under the laws of the State of Texas, possessing a certificate of authority issued by the Texas Department of Insurance to operate as a health maintenance organization, and having its principal office at 2100 S. IH-35, Suite 202, Austin, Texas 78704. HHSC and CONTRACTOR may be referred to in this Amendment individually as a "Party" and collectively as the "Parties."

     The Parties hereby agree to amend their Agreement as set forth in Article 2 of this Amendment.

                               ARTICLE 1. PURPOSE.

SECTION 1.01 AUTHORIZATION.

     This Amendment is executed by the Parties in accordance with Article 15.2 of the Agreement.

SECTION 1.02 GENERAL EFFECTIVE DATE OF CHANGES.

     This Amendment is effective November 1, 2002.

                   ARTICLE 2. AMENDMENT TO THE OBLIGATIONS OF THE PARTIES

SECTION 2.01 MODIFICATION OF ARTICLE 2 DEFINITIONS

         The following term is added to amend the definitions set forth in
Article 2:

                           "EXPERIENCE REBATE PERIOD means each period within
                  the Contract Period related to the calculations and settlements of Experience Rebates to HHSC described in Section
                  13.2. The Contract Period consists of the following Experience Rebate Periods:

                           - September 1, 1999 through August 31, 2001 (1st Experience Rebate Period)

                           - September 1, 2001 through August 31, 2002 (2nd Experience Rebate Period)

                           - September 1, 2002 through August 31, 2003 (3rd Experience Rebate Period)"





                                   Page 1 of 4
HHSC Contract 529-03-044

SECTION 2.02 MODIFICATION TO SECTION 13.2, EXPERIENCE REBATE TO STATE

        Section 13.2 is replaced with the following language:

                           "13.2.1 HMO must pay to HHSC an experience rebate for
                  each Experience Rebate Period. HMO will calculate the experience rebate in accordance with the tiered rebate formula listed below based on Net Income Before Taxes (excess of allowable revenues over allowable expenses) as set forth in Appendix I. The HMO's calculations are subject to HHSC approval, and HHSC reserves the right to have an independent audit performed to verify the information provided by HMO.


                            GRADUATED REBATE FORMULA
--------------------------------------------------------------------------------
         NET INCOME BEFORE TAXES
         AS A PERCENTAGE OF TOTAL
                REVENUES                  HMO SHARE                HHSC SHARE
----------------------------------   --------------------     ------------------
            0% - 3%                         100%                       0%
            Over 3% - 7%                     75%                      25%
            Over 7% - 10%                    50%                      50%
            Over 10% - 15%                   25%                      75%
            Over 15%                          0%                     100%

                           13.2.2 Carry Forward of Prior Experience Rebate
                  Period Losses: Losses incurred for one Experience Rebate Period can only be carried forward as an offset to Net Income Before Taxes in the next Experience Rebate Period.

                           13.2.2.1 HMO shall calculate the experience rebate by
                  applying the experience rebate formula in Article 13.2.1 as follows:

                           For the 1st Experience Rebate Period, to the Net
                  Income Before Taxes for each STAR Medicaid service area contracted between HHSC and HMO. The HMO will separately calculate the experience rebate for each service area, and losses in one service area cannot be used to offset Net Income Before Taxes in another service area. Losses from the 1st Experience Rebate Period can be carried forward to the 2nd Experience Rebate Period for the same service area.

                           For the 2nd Experience Rebate Period, to the sum of
                  the Net Income Before Taxes for all STAR Medicaid service areas contracted between HHSC and HMO. Losses from the 2nd Experience Rebate Period can be carried forward to the 3rd Experience Rebate Period.

                           For the 3rd Experience Rebate Period, to the sum of
                  the Net Income Before Taxes for all CHIP, STAR Medicaid, and STAR+PLUS Medicaid service areas contracted between HHSC or TDHS and HMO.

                           13.2.3 Experience rebate will be based on a pre-tax
                  basis. Expenses for value-added services are excluded from the determination







                                   Page 2 of 4
HHSC Contract 529-03-044
                  of Net Income Before Taxes reported in the Final MCFS Report; however, HMO may subtract from Net Income Before Taxes, expenses incurred for value added services for the experience rebate calculations.

                           13.2.4 Population-Based Initiatives (PBIs) and
                  Experience Rebates: HMO may subtract from an experience rebate owed to HHSC, expenses for population-based health initiatives that have been approved by HHSC. A PBI is a project or program designed to improve some aspect of quality of care, quality of life, or health care knowledge for the Medicaid population that may also benefit the community as a whole. Value-added service does not constitute a PBI. Contractually required services and activities do not constitute a PBI.

                           13.2.5 There will be two settlements for payment(s)
                  of the experience rebate for the 1st Experience Rebate Period, two settlements for payment(s) of the experience rebate for the 2nd Experience Rebate Period, and two settlements for payment(s) of the experience rebate for the 3rd Experience Rebate Period. Settlement payments are payable to HHSC. The first settlement for the specified Experience Rebate Period shall equal 100 percent of the experience rebate as derived from Net Income Before Taxes reduced by any value-added services expenses in the first Final MCFS Report and shall be paid on the same day that the first Final MCFS Report is submitted to HHSC for the specified time period. The second settlement shall be an adjustment to the first settlement and shall be paid on the same day that the second Final MCFS Report is submitted to HHSC for that specified time period if the adjustment is a payment from HMO to HHSC. If the adjustment is a payment from HHSC to HMO, HHSC shall pay such adjustment to HMO within thirty (30) days of receipt of the second Final MCFS Report. HHSC or its agent may audit the MCFS Reports. If HHSC determines that corrections to the MCFS Reports are required, based on an audit of other documentation acceptable to HHSC, to determine an adjustment to the amount of the second settlement, then final adjustment shall be made within three (3) years from the date that HMO submits the second Final MCFS Report. HMO must pay the first and second settlements on the due dates for the first and second Final MCFS Reports, respectively, as identified in Article 12.1.4. HHSC may adjust the experience rebate if HHSC determines HMO has paid (an) affiliate(s) amounts for goods or services that are higher than the fair market value of the goods and services in the service area. Fair market value may be based on the amount HMO pays (a) non-affiliate(s) or the amount another HMO pays for the same or similar goods and services in the service area. HHSC has final authority in auditing and determining the amount of the experience rebate."

                   ARTICLE 3. REPRESENTATIONS AND AGREEMENT OF THE PARTIES

     The Parties contract and agree that the terms of the Agreement will remain in effect and continue to govern except to the extent modified in this Amendment.

     By signing this Amendment, the Parties expressly understand and agree that this Amendment is hereby made a part of the Agreement as though it were set out word for word in the Agreement.





                                   Page 3 of 4
HHSC Contract 529-03-044

     IN WITNESS HEREOF, HHSC AND THE CONTRACTOR HAVE EACH CAUSED THIS AMENDMENT TO BE SIGNED AND DELIVERED BY ITS DULY AUTHORIZED REPRESENTATIVE.

         SUPERIOR HEALTH PLAN, INC.               HEALTH & HUMAN SERVICES COMMISSION



By: /s/ Christopher Bowers                       By:
   ---------------------------------                ----------------------------------
   Christopher Bowers                               Don A. Gilbert
   President and CEO                                Commissioner

Date: 11/8/02                                    Date:
     ------------------------------                   --------------------------------









                                   Page 4 of 4
HHSC Contract 529-03-044